UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 9, 2026, NexGel, Inc. (the “Company”) elected to postpone of the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which was previously scheduled to be held on July 10, 2026, to July 31, 2026 at 10:00 a.m., Eastern Time. The Company determined that the postponement would allow additional time to solicit proxies from the Company’s stockholders in order to obtain the requisite stockholder vote on certain proposals to be presented at the Annual Meeting.

The record date for the Annual Meeting remains unchanged. Stockholders of record as of the previously established record date will continue to be entitled to vote at the postponed Annual Meeting. All proxies previously submitted by stockholders will remain valid for the postponed Annual Meeting unless properly revoked prior to the Annual Meeting.

The agenda and proposals for the postponed Annual Meeting remain the same as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 9, 2026 (the “Proxy Statement”). Stockholders who have already submitted a proxy need not resubmit their proxy unless they wish to change their vote. Stockholders who wish to change their vote may do so by submitting a new proxy card, by voting via telephone or the Internet in accordance with the instructions set forth in the Proxy Statement, or by attending the Annual Meeting and voting in person.

Additional information regarding the Annual Meeting is set forth in the Proxy Statement, a copy of which is available free of charge at the SEC’s website at www.sec.gov and on the Company’s investor relations page at www.nexgel.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2026

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer